UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2014 (December 1, 2014)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 2, 2014, Overland Storage, Inc. (the “Company”) announced the consummation of the previously announced merger of the Company with S3D Acquisition Company (“Merger Subsidiary”), a California corporation and wholly-owned subsidiary of Sphere 3D Corporation (“Parent”), an Ontario corporation, with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Merger”). As previously announced, the Agreement and Plan of Merger by and among the Company, Merger Subsidiary and Parent dated as of May 15, 2014, as amended on October 13, 2014 (the “Merger Agreement”) and the transactions contemplated thereby, including the Merger, were adopted and approved at a special meeting of the Company’s shareholders on November 28, 2014. The Company filed the agreement of merger and related certificates required under California law with the Secretary of State of the State of California on December 1, 2014.

At the effective time and as a result of the Merger, each share of the Company’s common stock (“Stock”) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.46385 shares of Parent’s common stock for each share of Stock currently held, in accordance with the Merger Agreement.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 19, 2014 and which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Capital Market (“Nasdaq”) on December 1, 2014 that the Merger was consummated, and trading of the ordinary shares of the Company on Nasdaq has been suspended. The Company has also filed with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Company’s ordinary shares from Nasdaq and deregister the Company’s ordinary shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The Company intends to file with the SEC a certification on Form 15 requesting the deregistration of the Company’s ordinary shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Upon the closing of the Merger, on December 1, 2014, a change in control of the Company occurred, and the Company now is a wholly owned subsidiary of Parent. See Items 2.01 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 1, 2014, Scott McClendon, Daniel Bordessa, Robert A. Degan, Joseph De Perio, Nils Hoff and Vivekanand Mahadevan resigned as directors of the Company, with such resignations effective as of the closing of the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Articles of Incorporation of the Company were amended and restated in their entirety. The Amended and Restated Articles of Incorporation are filed as Exhibit 3.1 hereto and are incorporated by reference herein.

Item 8.01	Other Events

On December 1, 2014, the Company issued a press release regarding the consummation of the Merger and the delisting of the Company’s ordinary shares. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger dated May 15, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on May 19, 2014)

3.1	Amended and Restated Articles of Incorporation of Overland Storage, Inc.

99.1	Press Release dated December 2, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: December 2, 2014	/s/ Eric L. Kelly
Name: Eric L. Kelly Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger dated May 15, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on May 19, 2014)

3.1	Amended and Restated Articles of Incorporation of Overland Storage, Inc.

99.1	Press Release dated December 2, 2014